SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported): October 21, 2003



                                Blair Corporation


                   (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     ----------------------------------------                 ----------
     (Address of Principal executive offices)                 (Zip Code)


             Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
------   ------------------------------------------------------------------

         (c) Exhibits

               Exhibit 99.1.  Press Release.

Item 9.  Regulation FD Disclosure and Item 12 Disclosure of Results of
------   -------------------------------------------------------------
         Operations and Financial Condition.
         -----------------------------------

         The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

         On October 21, 2003, Blair Corporation issued a press release announcing its earnings for the three months and nine months ended September 30, 2003. The information contained in the press release, which is attached as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 22, 2003             Blair Corporation



                                    By:  John E. Zawacki
                                         --------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  Bryan J. Flanagan
                                         -------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer



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FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                           Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
814-723-3600                                                carlh@schwartz.com

                      BLAIR CORPORATION REPORTS THIRD QUARTER RESULTS

WARREN, Pa., (October 21, 2003) -- Blair Corporation (Amex: BL),
(www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the third quarter and nine months ended September 30, 2003.

Net sales for the third quarter ended September 30, 2003, were $124.1 million compared to $117.8 million reported for the third quarter ended September 30, 2002.

Net income for the third quarter ended September 30, 2003, was $793,000, or $0.10 per basic and diluted share, compared to net income of $279,000, or $0.03 cents per basic and diluted share, reported for the third quarter last year.

Net sales for the nine months ended September 30, 2003, were $415.5 million compared to $400.6 million reported for the first nine months ended September 30, 2002.

Net income for the nine months ended September 30, 2003, was $5.4 million, or $0.67 per basic and diluted share, compared to $12.9 million, or $1.61 per basic and diluted share, reported for the nine months last year.

Cost of goods sold as a percentage of net sales increased to 48.5% for the first nine months of 2003 from 47.8% for the comparable period last year. The rise in the cost of goods sold of $2.9 million primarily reflects initiatives undertaken to better manage inventory. Higher inbound airfreight expenses and shipping costs also impacted the cost of goods sold.

Advertising expenses as a percent of net sales rose to 27.4% for the first nine months of 2003 from 25.6% for the comparable period a year ago. The increase of $7.5 million is attributable to a strategic increase in catalog mailings to current and prospective customers.



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"Blair is committed to meeting near-term challenges while positioning the
Company for long-term growth. We continue to strengthen our balance sheet, maintain liquidity and control inventory levels. Blair is increasing strategic efforts to improve profitability and inventory management. For example, the Company's significantly enhanced and fully automated fulfillment capabilities will increase efficiency and productivity while reducing operating costs," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer.

John E. Zawacki, President and Chief Executive Officer said, "Blair continues to undertake strategic initiatives to weather current economic conditions and consumer spending declines which continue to challenge the retail and direct marketing industries.

"Blair is steadfast in its efforts to expand core businesses and develop growth opportunities. Our Crossing Pointe catalog and E-commerce initiatives have again increased revenue and expanded our customer files. Blair.com generated $51.9 million in gross demand in the first nine months of 2003 as compared to $39 million for the same period a year ago. Gross demand for Crossing Pointe rose $6.4 million to $52 million for the first nine months of 2003 when compared to the same 2002 period.

We are adhering to our strategic plan to increase sales and market share and strengthen our financial position. We continue to enhance our position as the premier multi-channel direct marketer to value-conscious consumers and are committed to increasing long-term profitability and shareholder value," concluded Mr. Zawacki.

About Blair
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web site at www.blair.com, in addition to other Web sites. Blair Corporation employs over 2,700 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of more than $560 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, interest rate fluctuations, decreased consumer spending, decreased demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--



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                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS
                              DOLLARS IN THOUSANDS
                                   (UNAUDITED)
                                      For the Three Months Ended September 30
                                                 2003                 2002
                                                 ----                 ----

Net sales                                       $124,100            $ 117,830
Income before income taxes                         1,270                  415
Income taxes                                         477                  136
Net income                                           793                  279

Basic and diluted earnings per share               $0.10                $0.03

Average shares outstanding                     8,058,665            8,027,272

                                       For the Nine Months Ended September 30
                                                 2003                 2002
                                                 ----                 ----

Net sales                                       $415,459            $ 400,605
Income before income taxes                         8,696               20,058
Income taxes                                       3,303                7,145
Net income                                         5,393               12,913

Basic and diluted earnings per share              $ 0.67               $ 1.61

Average shares outstanding                     8,052,783            7,994,791



                      SELECTED BALANCE SHEET ITEMS AS OF SEPTEMBER 30
                      -----------------------------------------------
                              DOLLARS IN THOUSANDS

                                                 2003                 2002
                                                 ----                 ----

Customer accounts receivable                   $ 141,330            $ 138,851

Merchandise Inventories                        $  65,344            $  56,129

Total assets                                   $ 339,896            $ 336,428

Total liabilities                              $  80,091            $  84,840

Stockholders' equity                           $ 259,805            $ 251,588

Total liabilities and stockholders' equity     $ 339,896            $ 336,428